United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
International Coal Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-2641185

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
2000 Ashland Drive
Ashland, Kentucky 41101
(Address of Principal Executive Offices Including Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
Securities Act registration statement file number to which this form relates: Registration No. 333-124393
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered:	each class is to be registered:
Common Stock, par value $0.01 per share	New York Stock Exchange, Inc.
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-4 (File No. 333-126156), as amended from time to time, filed with the Securities and Exchange Commission under the Securities Act of 1933, which information is hereby incorporated by reference.
Item 2. Exhibits.
     The following exhibits are filed as part of this registration statement on Form 8-A.

1.	Form of Second Amended and Restated Certificate of Incorporation, which is incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (File No. 333-124393) of the Registrant filed with the Securities and Exchange Commission on September 28, 2005.

2.	Form of Second Amended and Restated By-laws, which are incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-124393) of the Registrant filed with the Securities and Exchange Commission on November 9, 2005.

3.	Form of certificate for shares of common stock, which is incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-124393) of the Registrant filed with the Securities and Exchange Commission on September 28, 2005.

4.	Registration Rights Agreement by and between International Coal Group, Inc., WLR Recovery Fund II, L.P., Contrarian Capital Management LLC, Värde Partners, Inc., Greenlight Capital, Inc., and Stark Trading, Sheperd International Coal Holdings Inc., which is incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 (File No. 333-124393) of the Registrant filed with the Securities and Exchange Commission on June 15, 2005.

5.	Form of Registration Rights Agreement between International Coal Group, Inc. and certain former Anker stockholders and CoalQuest members, which is incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1 (File No. 333-124393) of the Registrant filed with the Securities and Exchange Commission on June 30, 2005.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 18, 2005	INTERNATIONAL COAL GROUP, INC.
	By:	/s/ Bennett K. Hatfield
		Name:	Bennett K. Hatfield
		Title:	President, Chief Executive Officer and Director